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    As filed with the Securities and Exchange Commission on December 3, 1996
                                                    Registration No. 333-10639
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        POST-EFFECTIVE AMENDMENT NO. 1
                                    TO THE
                                    FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                        DELPHOS CITIZENS BANCORP, INC.
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF INCORPORATION)

DELAWARE                               6035                   34-1840187
(state or other jurisdic-       (Primary Standard           (IRS Employer
tion of incorporation or       Classification Code        Identification No.)
organization)                        Number)

                              114 EAST 3RD STREET
                             DELPHOS, OHIO  45833
                                (419) 692-2010
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             JOSEPH R. REINEMEYER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CITIZENS BANK OF DELPHOS
                             DELPHOS, OHIO  45833
                                (419) 692-2010
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                         WILLIAM E. DONNELLY, ESQUIRE
                            KENT M. KRUDYS, ESQUIRE
                          MULDOON, MURPHY & FAUCETTE
                          5101 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20016
                                (202) 362-0840

                  SALE TO PUBLIC CONCLUDED ON NOVEMBER 20, 1996.





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     This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 11,156 shares of the $.01 par value Common Stock (the "Common Stock") of Delphos Citizens Bancorp, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated October 11, 1996 (the "Prospectus"). The remaining 2,038,719 shares registered pursuant to this Registration Statement on Form S-1 have been issued and sold in accordance with the Prospectus in the Subscription Offering and Community Offering described therein.

     The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests the deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.




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CONFORMED
                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delphos, State of Ohio, on December 3, 1996.

Delphos Citizens Bancorp, Inc.


By:   /s/  Joseph R. Reinemeyer
      -------------------------
      Joseph R. Reinemeyer
      President, Chief Executive Officer
      and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                     Title                              Date
       ----                     -----                              ----

/s/ Joseph R. Reinemeyer        President, Chief Executive     December 3, 1996
------------------------        Officer and Director
Joseph R. Reinemeyer            (principal executive and
                                accounting officer)


  *                             Vice President and Director
------------------------
Nancy C. Rumschlag


  *                             Director
------------------------
John F. Helmkamp


  *                             Director
------------------------
P. Douglas Harter


  *                             Director
------------------------
Robert L. Dillhoff


*Pursuant to the Power of Attorney filed on August 22, 1996, as Exhibit 24.1 to the S-1 Registration Statement of Delphos Citizens Bancorp, Inc.